Exhibit 10.6

REDEMPTION AGREEMENT

THIS REDEMPTION AGREEMENT (this “Agreement”) is made and entered into as of October 24, 2011, by and among Westergaard.com, Inc., a Delaware corporation (the “Company”), and Paragon Capital LP (the “Redeemed Party”).

WHEREAS, the Company and the Redeemed Party entered into to that certain securities purchase agreement, dated as of April 13, 2011 (the “Securities Purchase Agreement”), pursuant to which the Redeemed Party purchased the number of investment units set forth in the second column form the left of Schedule A attached hereto, each consisting of (i) one (1) share of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Redemption Preferred Shares”), initially convertible into one (1) share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (subject to adjustment), (ii) one (1) Series A Warrant to purchase 0.5 share of the Common Stock at a purchase price of $1.875 per share (the “Redemption Series A Warrant”) and (iii) one (1) Series B Warrant to purchase 0.5 share of the Common Stock at a purchase price of $2.25 per share (the “Redemption Series B Warrant” together with the Redemption Series A Warrant, the “Redemption Warrants”) (such shares of Redemption Preferred Shares and such Redemption Warrants collectively, the “Redemption Securities”).

WHEREAS, the Redeemed Party desires that the Company purchase and redeem all of the Redemption Securities;

WHEREAS, the Company desires to purchase and redeem all of the Redemption Securities from the Redeemed Party on the terms and conditions hereinafter set forth;

WHEREAS, pursuant to the Certificate of Designation of Series B Convertible Preferred Stock, the Company has delivered a notice of redemption to each and all of the holders of record of Series B Convertible Preferred Stock of the Company as of April 13, 2011 (the “Notice of Redemption”) substantially in the form of Exhibit B attached hereto, stating the proposed date of such redemption, the amount per share of Series B Preferred Stock that will be paid upon such redemption, and a request for the holders to indicate its election to redeem every or part of shares of Preferred Stock owned by such holder subject to the same terms and conditions or its waiver of its right to participate in such redemption (the “Non-Redeemed Party’s Waiver”);

WHEREAS, concurrent with the redemption contemplated under this Agreement, the Company is offering certain securities of the Company for an aggregate purchase price of $2,800,000, pursuant to certain securities purchase agreement between the Company and certain Purchasers (as defined thereof) dated October 24, 2011(the “Financing Transaction”); and

WHEREAS, the Company intends to use the proceeds of the Financing Transaction to pay to the Redeemed Party the consideration for the Redeemed Securities.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

 1.           TRANSACTIONS AND CLOSING

(a)           The Transactions.  On the Closing Date (as defined below) and subject to the terms and conditions set forth in this Agreement, the Redeemed Party shall sell, assign, transfer and deliver to the Company, and the Company shall redeem and purchase from such Redeemed Party, the number of Redemption Securities set forth in the fifth columns, as applicable, from the left of Schedule A attached hereto, opposite the name of such Redeemed Party.  In the event that the Company, at any time when any Redemption Securities remain issued and outstanding, changes the number of Preferred Shares or securities convertible or exercisable for Common Stock issued and outstanding as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the number of Redemption Securities then outstanding shall be equitably adjusted.

(b)           Closing.

(i)           Time and Place.   The closing (the “Closing”) shall take place at the offices of Sichenzia Ross Friedman Ference Anslow LLP, 195 Route 9 South, Manalapan, NJ 07728 at 9:00 AM Eastern Standard time on a date selected by the Company (the “Closing Date”).

(ii)           Deliverables at Closing. At the Closing, (i) the Redeemed Party shall deliver to the Company (or any Company Designee) the original stock certificate representing the Redemption Preferred Shares and the Redemption Warrants held by such Redeemed Party immediately prior to such Closing, together with a duly executed Assignment Separate from Certificate in the form of attached Exhibit A representing the number of Redemption Preferred Shares and the Redemption Warrants to be sold, assigned, transferred and delivered to the Company at such Closing pursuant to Section 1(a); and (ii) the Company shall (A) pay to the Redeemed Party, as full and complete consideration for such Redemption Securities, an amount equal to the sum of (x) the amount set forth in the sixth column from the left of Schedule A attached hereto opposite the name of the Redeemed Party, by wire transfer of immediately available funds in United States dollars to a bank account designated by such Redeemed Party.

 2.           REPRESENTATIONS AND WARRANTIES OF THE REDEEMED PARTIES.  The Redeemed Party represents and warrants to the Company as of the date of this Agreement and as of the Closing Date, that:

(a)           The Redeemed Party has the full, absolute and entire power and legal right to execute and deliver and perform its obligations under this Agreement.

(b)           The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Redeemed Party and this Agreement constitutes a legal, valid and binding obligation of the Redeemed Party enforceable against the Redeemed Party in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

(c)           The Redeemed Party is the record owner of the Shares and has good and marketable title thereto, free and clear of any and all liens, pledges, restrictions, options, rights of first refusal, encumbrances, charges, agreements or claims of any kind whatsoever.

 3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Redeemed Party as of the date of this Agreement and as of the Closing Date, that:

(a)           The Company is a corporation duly organized and validly existing and has full corporate power and authority to execute and deliver and perform its obligations under this Agreement.

(b)           The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

(c)           The consummation by the Company of the transactions contemplated by this Agreement or compliance with the provisions hereunder by the Company will not (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of the Company, each as amended to date, (ii) require any permit, authorization, consent or approval of, any governmental entity, or (iii) violate any order, writ, injunction, decree, statute, rule, regulation, or securities exchange rule applicable to the Company, including, without limitation.

 4.           CONDITIONS PRECEDENT.

(a)           Conditions Precedent to the Obligations of the Company.  The obligations of the Company to proceed to the Closing and consummate the transactions at such Closing contemplated by this Agreement are subject to satisfaction, or waiver in writing by the Company, of the following conditions:

(i)           The representations and warranties of the Redeemed Party set forth in Section 2 shall be true and correct as of the Closing Date of such Closing;

(ii)           No judgment, order, law, rule or regulation, entered, enacted, enforced or issued against the Redeemed Party by any governmental authority shall be in effect as of the Closing Date of such Closing preventing the consummation of any of the transactions contemplated by this Agreement at such Closing;

(iii)         The closing of the Financing Transaction; and

(iv)         The obtaining of the Non-Redeemed Party Waiver by each and all of the holders of Series B Convertible Preferred Shares as of April 13, 2011(other than the Redeemed Party);

(b)           Conditions Precedent to the Obligations of the Redeemed Party.  The obligations of the Redeemed Party to proceed to the Closing and consummate the transactions at such Closing contemplated by this Agreement are subject to satisfaction, or waiver in writing by the Redeemed Party, of the following conditions:

 (i)           The representations and warranties of the Company set forth in Section 3 shall be true and correct as of the Closing Date of such Closing.

(ii)           No judgment, order, law, rule or regulation, entered, enacted, enforced or issued against the Company by any governmental authority shall be in effect as of the Closing Date of such Closing preventing the consummation of any of the transactions contemplated by this Agreement at such Closing.

 5.           TERMINATION.  This Agreement may be terminated and the transactions contemplated hereunder as follows:

(a)           by the Redeemed Party, with respect to such Redeemed Party, if (i) all conditions to a Closing set forth in Section 4(a) have been satisfied, and (ii) the Company fails to consummate the transaction contemplated at such Closing under this Agreement in compliance with Section 1(b), the delay of which exceeds 30 days; or

(b)           by the Company, if (i) all conditions to a Closing set forth in Section 4(b) have been satisfied, and (ii) the Redeemed Party fail to consummate the transaction contemplated at such Closing under this Agreement in compliance with Section 1(b), the delay of which exceeds 30 days; or

(c)           by mutual agreement of the Company and the Redeemed Party.

 6.           EFFECT OF TERMINATION.  If this Agreement is terminated pursuant to Section 5, this Agreement shall be of no effect with no liability on the part of any party hereto, except (i) that the provisions set forth in Sections 6, 8, 9, 10, 13, 14 and 15, shall survive the termination hereof and (ii) that no such termination shall relieve any party of any liability or damages resulting from any breaches by that party of this Agreement prior to such termination.

7.           REASONABLE BEST EFFORTS.  Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereunder, including using reasonable best efforts to accomplish the following: (a) the taking of all acts necessary to cause the conditions to the Closing to be satisfied as promptly as reasonably practicable, (b) the making of all necessary registrations and filings with any governmental authority or stock exchange, (c) the obtaining of all necessary consents, approvals or waivers from the parties hereto or any third parties, (d) the execution and delivery of any additional instruments necessary to consummate and to fully carry out the purposes of the transactions contemplated hereunder.

8.           TERMINATION OF CERTAIN RIGHTS.  If the Closing occurs and the Redeemed Party receives from the Company the redemption price as set forth in the sixth column from the left of Schedule A attached hereto, all rights and obligations set forth in the Securities Purchase Agreement are immediately terminated and of no further force and effect from the later of (i) the Closing Date hereof; or (ii) the date the Redeemed Party receives the redemption price as described under this Section.

9.           (REMOVED AND RESERVED.)

10.        NOTICES.  All notices and other communications hereunder shall be in writing and shall be deemed given only when received by the intended recipient thereof and only if sent by certified mail, an overnight courier service, delivered personally or by facsimile or other electronic transmission (including electronic correspondence), to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

if to the Redeemed Party, to:

____________
Attention: Alan P. Donenfeld
Fax: ____________
Email:  ____________

and

If to the Company:

Westergaard.com, Inc.
Attention: Chief Executive Officer
Chendai Andou Industry Park, Jinjiang
Quanzhou, Fujian, China 362211
Telephone No.: 086-13808527788
Facsimile No.: 086-13808527788

with copies (which shall not constitute notice) to:

Anslow & Jaclin, LLP
Attention: Richard I. Anslow, Esq.
195 Route 9 South. Suite 204
Manalapan, New Jersey, 07726
Tel. No.: (732) 409-1212
Fax No.: (732) 577-1188

11.           FEES AND EXPENSES.  All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

12.           TRANSFER DOCUMENTS.  Each of the Redeemed Party and the Company shall (i) make such other agreements and execute such other documents as the parties determine necessary to effectuate the transactions contemplated by this Agreement, and (ii) provide the other party with such additional information and documents as may reasonably be requested in connection with the purchase and sale of the Redemption Securities hereunder.

13.           GOVERNING LAW AND DISPUTE RESOLUTION.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

14.           (REMOVED AND RESERVED.)

15.           INVALIDITY OR UNENFORCEABILITY.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.  Furthermore, in lieu of such illegal, invalid or unenforceable provision, a Court of competent jurisdiction may add or modify, as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

16.           ASSIGNMENT. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. No party may (a) assign its rights or obligations under this Agreement, in whole or in part, or (b) designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement (each, an “Assignment”), in each case without the prior written consent of the other parties; provided, however, that the Redeemed Party may effect an Assignment to an Affiliate in a transaction complying with applicable securities laws without the prior written consent of the Company, if such Assignment does not affect the obligations of such Redeemed Party hereunder; In the event of any Assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement.

17.           CHANGE; WAIVER.  No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.  No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party waiving its rights.  The failure of either party at any time to insist upon, or any delay by either party at any time to insist upon, strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same condition, promise, agreement or understanding at a future time.

18.           ENTIRE AGREEMENT.  This Agreement sets forth all of the promises, agreements, conditions, understandings and covenants between the parties hereto with respect to the subject matter referred to herein, and there are no promises other than as set forth herein.  Any and all prior agreements with respect to such subject matter are hereby revoked.  This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to such subject matter.

19.           NO THIRD PARTY RIGHTS.  This Agreement is intended solely for the benefit of the parties hereto and their respective successors and permitted assigns and is not intended to confer any benefits upon, or create any rights in favor of, any other person.

20.           TIME OF THE ESSENCE.  Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

21.           HEADINGS.  The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

22.           COUNTERPARTS.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Execution and delivery of this Agreement by facsimile or other electronic transmission in PDF format shall be deemed due execution and delivery for all purposes.

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[SIGNATURE PAGE TO REDEMPTION AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WESTERGAARD.COM, INC.

By:
Name: Jinbiao Ding
Title: Chief Executive Officer

[SIGNATURE PAGE TO REDEMPTION AGREEMENT]

PARAGON CAPITAL LP

By:
Name: Alan P. Donenfeld
Title: General Partner

SCHEDULE A

Redeemed Party	Investment Units	Redemption Preferred Shares	Redemption Warrants	Redemption Securities	Redemption Price
Paragon Capital LP	200,000	200,000	(i) Series A Warrants to purchase 100,000 shares of Common Stock; and (ii) Series B Warrants to purchase 100,000 shares of Common Stock;	(i)200,000 Preferred Shares; (ii) Series A Warrants to purchase 100,000 shares of Common Stock; and (iii) Series B Warrants to purchase 100,000 shares of Common Stock;	$300,000

Exhibit A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby assigns, transfers and conveys to ________________ an aggregate of ______________ preferred shares of Westergaard.com, Inc., a Delaware corporation (the “Company”) and ________________ an aggregate of ______________ warrants, pursuant that certain redemption agreement dated October 24, 2011 (the “Redemption Agreement”) by and among the Company and the Redeemed Party (as defined in the Redemption Agreement), standing in the name of the undersigned on the books of the Company, represented by Certificate No. _____ for _______________ shares, and Warrant No. _____ delivered herewith, and hereby irrevocably constitutes and appoints Pacific Stock Transfer to transfer said shares on the books of the Company with full power of substitution in the premises.

EXECUTED this _______ day of _______________, 20____.

Redeemed Holder: _____________________________ By: ________________________________________ Name: ______________________________________ Its: ________________________________________

Exhibit B

NOTICE OF REDEMPTION

WHEREAS, on April 13, 2011, Westergaard.com, Inc. (the “Company”) completed an offering of units (the “Units”) at a purchase price of $1.50 per Unit, each consisting of (i) one (1) share of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), initially convertible into one (1) share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (subject to adjustment), (ii) one (1) Series A Warrant to purchase 0.5 share of the Common Stock at a purchase price of $1.875 per share (the “Series A Warrant”) and (iii) one (1) Series B Warrant to purchase 0.5 share of the Common Stock at a purchase price of $2.25 per share (the “Series B Warrant” together with the Series A Warrant, the “Warrants”) (the “April 2011 Offering”).

NOTICE IS HEREBY GIVEN THAT, the Company, has given the option to each and all purchasers of the Units in the April 2011 Offering, to redeem on October 24, 2011(the “Redemption Date”), the Preferred Shares and the Warrants contained in all or part of the Units. The Company will pay, to or to the order of such purchaser, $1.5 per Unit, net of any withholding tax, upon presentation and surrender of the certificate(s) for such Preferred Shares and such Warrants at the Company (the “Proposed Redemption”).

You are required to expressly indicate, your election or waiver, to participate in the Proposed Redemption described in this Notice, by checking either of the following two items:

☐ I elect to redeem __________ Units, containing ________shares of Preferred Shares and ________ Series A Warrant and ________Series B Warrant, held under my name as record holder, subject to the same terms and conditions described in this Notice; (Further instructions regarding the procedures of the Proposed Redemption will be provided by the Company to purchasers electing to participate the Proposed Redemption upon the return of this Notice by such purchaser.) or

☐   I waiver my rights to participate in the Proposed Redemption described in this Notice.

EXECUTED this _______ day of _______________, 20____.

Holder: _____________________________________ By: ________________________________________ Name: ______________________________________ Its: ________________________________________